EXHIBIT 11



                             AMGEN INC.
                  COMPUTATION OF PER SHARE EARNINGS
                         PRIMARY COMPUTATION
                (In millions, except per share data)
                             (Unaudited)

                              Three Months Ended   Nine Months Ended
                                 September 30,       September 30,
                                1996      1995      1996      1995
                              -------   -------   -------   -------

Net income .................   $179.5    $145.8    $501.8    $392.1
                               ======    ======    ======    ======

Applicable common and common
 stock equivalent shares:

Weighted average shares of
 common stock outstanding
 during the period .........    264.4     265.1     265.1     264.8

Incremental number of shares
 outstanding during the
 period resulting from the
 assumed exercises of stock
 options and puts warrants .     15.0      16.7      16.2      15.4
                               ------    ------    ------    ------
Weighted average shares of
 common stock and common
 stock equivalents
 outstanding during the
 period ....................    279.4     281.8     281.3     280.2
                               ======    ======    ======    ======

Earnings per common share
 primary ...................   $  .64    $  .52    $ 1.78    $ 1.40
                               ======    ======    ======    ======
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                                                           EXHIBIT 11



                             AMGEN INC.
                  COMPUTATION OF PER SHARE EARNINGS
                      FULLY DILUTED COMPUTATION
                (In millions, except per share data)
                             (Unaudited)

                              Three Months Ended   Nine Months Ended
                                 September 30,       September 30,
                                1996      1995      1996      1995
                              -------   -------   -------   -------

Net income .................   $179.5    $145.8    $501.8    $392.1
                               ======    ======    ======    ======

Applicable common and common
 stock equivalent shares:

Weighted average shares of
 common stock outstanding
 during the period .........    264.4     265.1     265.1     264.8

Incremental number of shares
 outstanding during the
 period resulting from the
 assumed exercises of stock
 options and puts warrants .     16.4      18.1      17.2      19.0
                               ------    ------    ------    ------
Weighted average shares of
 common stock and common
 stock equivalents
 outstanding during the
 period ....................    280.8     283.2     282.3     283.8
                               ======    ======    ======    ======

Earnings per common share
 fully diluted .............   $  .64    $  .51    $ 1.78    $ 1.38
                               ======    ======    ======    ======